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                                                                    EXHIBIT 10.2


                                      L E A S E



This Agreement ( this "Lease") is made in triplicate on this 10th day of September, 1993. The parties agree to all the terms set forth below.

1.  PARTIES

    HRP PROPERTIES 1, a tenancy-in-common organized under the laws of the State of Washington, is referred to as "Lessor". Rodi Power Systems, a Washington Corporation, is referred to as "Lessee".

2.  RECITALS

    Lessor is the owner of the land (Land) described in Exhibit "A".

    The Building contains warehouse and office space which shall be leased in part to Lessee. The space is referred to commonly as 1222 N. 4th Ave., Kent, Washington, containing approximately 9,050 square feet of which 500 square feet is office.

    The Land and Building when referred to collectively shall be referred to as The Property.

    The Building and improvements to the Land are described in those certain plans and specifications set forth in Exhibit A.

    The area to be leased hereunder shall be referred to as the Premises or Demised Premises and is depicted within the area outlined in red on Exhibit "A".

    Lessor is willing to lease the Premises to Lessee and lessee is willing to lease the Premises from Lessor. In addition, Lessor is willing to grant, convey, transfer and assign an irrevocable non-exclusive license to use to Lessee with respect to the Common Areas and Common Area Improvements and Lessee is willing to accept such grant, conveyance, transfer and assignment of such license to use, subject to future construction of additional facilities.

3.  TERM


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    The term of this Lease shall be for one (1) years commencing October 1,
    1993.

4.  RENT

    Lessee agrees to pay Lessor at the address stated below monthly rental as follows:

    $2,805.00 per month net for the lease term, in advance and without offset, on or before the first (1st) day of each calendar month of the Lease term to Lessor or to such other party or at such other place as Lessor may hereafter designate.

5.  SECURITY DEPOSIT

    As security for full and faithful performance by the Lessee, Lessee shall deposit with Lessor the sum of Six Thousand Six Hundred Ninety Six Dollars ($6,696.00), of which Three Thousand Three Hundred Forty Eight Dollars ($3,348.00), including reserves as defined in Sections 6,7 and 8 of approximately $543.00, shall be applied to the first month's rent and the balance shall be held by the Lessor as security deposit.

    This amount payable upon execution of this Lease. In the event of full performance by the Lessee, such sum shall be refunded in full to Lessee at the end of the lease term.

    It is agreed that in the event Lessee defaults in respect to any terms and conditions of this Lease, including but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sum which the Lessor may expend or may be required to expend by reason of Lessee's default, and Lessee shall, within five (5) days after written request by Lessor, deposit with Lessor an amount equal to the monies so applied by Lessor from the security deposit of Lessee in order to replenish said security deposit, so that at no time shall the security deposit of Lessee be less than Three Thousand Three Hundred Forty Eight Dollars ($3,348.00). In the event of full performance hereof by Lessee, such sum shall be repaid to Lessee without interest at the end of the lease term. Lessor shall not be required to keep said deposit separate from its general account.

6.  UTILITIES, FEES AND ASSESSMENTS


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    Lessee agrees to pay its proportionate share of all charges for heat, electricity, water, sewer, garbage, storm water, fire monitoring service and all other public utilities and governmental requirements used in or charged against the Property during this Lease which are not separately metered. Lessee shall also pay its proportionate share of all annual governmental fees and assessments, including future L.I.D. assessments imposed on the Property during the Lease term. Lessor shall not be liable for the failure of any such services for any reason other than Lessor's negligence or intentional acts or omissions. Monthly payment of reserves for common area charges, including taxes insurance, and management, shall be paid with rent. All common area charges will be estimated at the beginning of each calendar year and the difference refunded or charged at the end of each calendar year.

7.  TAXES

    (a) Personal Property - Lessee shall promptly pay when due all taxes assessed during the term of this Lease upon Lessee's fixtures, furnishings, equipment and stock in trade, or upon the Lessee's leasehold interest under this Lease or upon any other personal property of Lessee situated in or upon the business.

    (b) Real Property taxes and Assessments - Lessee shall pay its proportionate share of all real property taxes and assessments upon the Property which are payable during the lease term. All assessments chargeable against the real property prior to but payable in whole or installments after the effective date of the lease term, and all assessments charged against the property during the term but payable in whole or installments after the lease term shall be adjusted and prorated so that the Lessor shall pay its prorated share of the period prior to and for the period subsequent to the lease term, and Lessee shall pay its prorated share for the lease term. In addition, Lessee shall pay its proportionate share of all charges in lieu of assessments, all assessments shall be apportioned over the greatest amount of time allowed by the appropriate governmental agency.

    (c) Substitute Taxes - Lessee shall not be required to pay any municipal, county, state or federal income or franchise taxes or Lessor or any municipal, county, state or federal estate, succession, inheritance or transfer taxes or Lessor. If at any time, however, during the term of this Lease, the laws concerning the methods of real property taxation prevailing at the commencement of the term are changed so that a tax or excise on rents or any other such tax, however


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    described, is levied or assessed against the Lessor as a direct substitution in whole or in part for existing or additional real property taxes, Lessee shall pay before delinquency (but only to the extent that it can be ascertained that there has been a substitution and that as a result Lessee has been relieved from the payment of real property taxes it would otherwise have been obligated to pay its proportionate share of the substitute tax or excise on rentals). Lessee's share of any tax or excise on rent shall be substantially the same as and as a substitute for the payment of such real property taxes as provided for in this Lease.

    (d) Lessee may challenge or protest any tax, assessment or other charge which may be charged against the Property so long as Lessee diligently pursues such challenge or protests and pays any penalty due as a result of such challenge or protest, against the applicable municipality.

8.  PROPERTY INSURANCE

    Lessor agrees that at all times during the lease term it will procure and maintain a policy or policies of insurance upon the demised Premises insuring against all perils, included within the classifications of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage, special extended peril (all-risk), loss of rental income, Federal Flood Insurance, in an amount not less than the full insurable replacement value of improvements and providing for consequences of current building codes in excess of replacement costs. The deductible amount in the policy at this time is $1,000.00. The deductible amount shall not be increased to more than $10,000.00 without Lessee's prior approval. Lessee hereby agrees to pay their proportionate deductible under Lessor's insurance covering the demised premises upon receiving written demand and proof of loss from Lessor. The proportionate share of the deductible will be determined by the insurance claims adjustor. All policies of insurance or evidence thereof should be furnished to Lessee annually during the term of the Lease.

    Lessee shall promptly reimburse Lessor upon request in an amount equal to its proportionate share of the cost of any such insurance policies so procured, the obligation for payment thereof being that of the Lessee.

9.  LIABILITY INSURANCE

    Lessee shall, during the entire term, keep in full force and effect a policy or policies or public liability and property


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    damage insurance with respect to the demised Premises and the business operated by the Lessee and require same of any sublessee's of Lessee in the demised Premises, in which the limits of public liability shall not be less than One Million and No/100 Dollars ($1,000,000.00) combined single limit bodily injury or property damage for each occurrence. The policy shall name the Lessor, or any other parties in interest, as an additional insured, and shall contain a clause that the insurer will not change the insurance without first giving Lessor at least ten (10) days prior written notice. Lessee shall not cancel nor allow any policy to lapse because of non-payment without giving Lessor thirty (30) days written notice. A copy of each policy or certificate of insurance shall be delivered to Lessor.

10. DAMAGE BY FIRE OR OTHER CASUALTY

    Lessor shall not be liable for any damage or injury to the Premises or to Lessee arising from any act of gross negligence on the part of the Lessee, or for any other damage or injury to Lessee or property occasioned from or by any cause whatsoever, except damage or injury due to the grossly negligent or willful act or Lessor, its employees, agents or invitees. Lessee covenants and agrees with Lessor to assume full responsibility and liability for any injuries or damages sustained by any person or persons on the Premises during the term of this Lease or any extensions thereof, and to save Lessor harmless therefrom, unless such injuries or damages are due to the grossly negligent or willful act of Lessor, its employees, agents or invitees.

    In the event the Premises or the Building of which the Premises are a part is destroyed or injured by fire, earthquake or other casualty to the extent that either is untenable in whole or in part, then Lessor may, at its option, proceed with reasonable diligence to rebuild and restore the Premises or such part thereof as may be damaged, provided that within thirty (30) days after such destruction or injury, Lessor shall notify Lessee in writing of its intentions to do so, and provided further that Lessor can complete such rebuilding and restoration in one hundred twenty
    (120) days, and during the period of such rebuilding and restoration, the rent hereunder shall be abated. If Lessor shall fail to notify Lessee, as aforesaid, then this Lease, at the expiration at the time for giving said notice as provided for herein, shall be terminated as of the time of the injury or destruction.

11. USE


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    Lessee shall use the Premises for assembling diesel engines and office purposes and other uses not inconsistent with its business only, unless Lessee obtains the prior written consent of Lessor, which consent shall not be unreasonably withheld.

    Lessee's current use is permitted under the attached Protective Covenants. Lessee shall keep and use the Premises in accordance with the laws of the State of Washington and city and county ordinances, and in accordance with all applicable governmental directions, rules and regulations.

12. INDEMNIFICATION

    Lessor shall not be liable for any injury to any person, or any loss or damage to any property (including property of Lessee) that occurs on the Premises from any cause except gross negligence or willful misconduct of Lessor, its employees, agents or invitees. Lessee shall indemnify and hold harmless Lessor from all claims, losses, damages and liabilities that may arise out of any actual or alleged injury to any person or to any property resulting from any act or omission of Lessee on the Premises. Lessor shall indemnify and hold Lessee harmless from all claims, losses, damages and liabilities that may arise out of any actual or alleged injury to any person or to any property resulting from any gross negligence or willful act or willful omission of Lessor, or any officer, agent, employee, guest, invitee or visitor of Lessor in or about the Premises.

13. CARE OF PREMISES

    The Lessor shall not be called upon to make any improvement or repair of any kind upon said Premises, except as provided in the following Paragraph 16, and said Premises shall at all times be kept and used in accordance with the laws of the State of Washington and City of Kent and King County ordinances, and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector or other proper officer of the city or county, at the sole cost and expense of said Lessee; Lessor shall provide a notarized statement to Lessee that the Building will meet all the foregoing requirements; and Lessee shall at Lessee's own cost and expense will keep all drainage pipes free and open and will protect water, heating and other pipes so they will not become clogged or freeze, and will repair all leaks, and will also repair all damages


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    caused by leaks or by reasons of Lessee's failure to protect and keep free, open and unfrozen any of the pipes and plumbing on said Premises. Lessee shall be responsible to keep the sidewalks and parking areas safe for normal vehicular and pedestrian traffic on the Premises and the adjoining Property.

14. PREMISES

    The Property is shown on approved plans and specifications in Exhibit "A" attached hereto, and by this reference made a part hereof. The demised Premises are approximately 9,050 square feet of grade level and dock high warehouse area, including 500 square feet of office area.

15. LEASEHOLD IMPROVEMENTS AND ALTERATIONS

    Lessee shall not make any structural alterations, additions or improvements in the demised Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld, and all such structural alterations, additions and improvements which are made shall immediately become the property of the Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this Lease, or shall be removed by Lessee at Lessor's option.

    If the Lessee shall perform work with the consent of the Lessor, as aforesaid, Lessee agrees to comply with all laws, ordinances, rules and regulations of the City of Kent, Washington and any other authorized public authority. The Lessee further agrees to save Lessor free and harmless from damage, loss or expense arising out of said work.

    Lessee agrees that such leasehold improvements, alterations and additions are subject to and subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised Premises placed by the Lessor.

    If Lessee installs trade fixtures, appliances or equipment in the Premises, Lessee shall remove such items prior to the expiration or termination of this Lease, provided that Lessee shall restore the Premises to the condition that they were in prior to the installation of such items, less reasonable wear and tear. Lessee's obligation to restore shall survive the termination or expiration of this Lease.

16.  REPAIRS


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    Lessee will, at all times, keep the Premises neat, clean and in a sanitary condition. Lessor, at its sole expense, shall repair the roof structure, walls and foundation of the demised Premises, unless Lessee is responsible for such damage, and provided however that Lessee shall be required to notify Lessor in the event any repairs which are the Lessor's responsibility are necessitated. All other repairs to Lessee's Premises shall be at Lessee's sole cost and expense. Lessor agrees to repair and maintain the common area, parking area and landscaping of the entire building on the Property described in Exhibit "A", Lessee agrees to be responsible to pay such common expenses incurred by Lessor, which includes all Common Areas. Except for reasonable wear and tear and damage by fire, windstorm and Acts of God, or other similar casualty, Lessee will at all times preserve said Premises in as good repair as they now are or may hereafter be put to. Lessee agrees that at the expiration or sooner termination of this Lease, Lessee will quit and surrender said Premises without notice and in a neat and clean condition and will deliver up all keys belonging to said Premises to the Lessor or Lessor's agent. Lessee shall have heating and ventilation equipment and overhead doors serviced and maintained by qualified service contractors, at its sole expense, on a regular basis.

    Lessor reserves for itself and its employees or contractors, and Lessee covenants to permit Lessor or its agents, employees or contractors, to enter any and all portions of the Premises at any and all reasonable times with reasonable notice to make such repairs as shall be necessary for the safety and preservation of the Premises. Nothing herein shall imply any duty by Lessor to make any such repairs or do any other work that under any provision of this Lease, Lessee is required to perform, and the performance hereof by Lessor shall not constitute a waiver of Lessee's default, nor shall the obligation of Lessee under this Lease be thereby affected in any manner. Furthermore Lessor during the progress of such repairs or other work may keep and store on the demised Premises all necessary material, tools and equipment, and Lessor shall in no event be liable for disturbance, inconvenience, annoyance, loss of business or other damage to Lessee or any assignees or sublessee's under the Lease by making such repairs or performing any such work on or in the demised Premises or on account of bringing materials, supplies and equipment into or through the Premises during the course of such work. Lessor shall use his best efforts to minimize the inconvenience to Lessee, and to perform necessary repairs in a timely manner.

17.  ASSIGNMENT


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    Except to its parent or affiliate corporations, Lessee shall not assign this Lease or any part thereof and shall not let or sublet the whole or any portion of the Premises without the written consent of Lessor or Lessor's agent. This Lease shall not be assignable by operation of law. If consent is once given by the Lessor to the assignment of this Lease, or any interest therein, Lessor shall not be barred from afterwards refusing to consent to any further assignment. In no event shall Lessor's consent be unreasonably withheld.

18.  SUBLETTING

    If Lessee is unable to use the Premises for the purpose herein stated, or if he finds the Premises inadequate for his expanded business needs, the Lessee will so advise the Lessor in writing and if both agree, the Lease may be canceled or the Lessee will be permitted to sublet the space to a qualified user, subject to the approval of the mortgage lender and Lessor, whose approval shall not be unreasonably withheld. Until such time as the Lessee is able to find a new tenant, the rent and all other obligations or the Lessee will continue. If the Lessee sublets the Premises to a qualified user with the approval of Lessor and mortgage lender, and if the lease payments from the sublessee to subLessor exceed the rental payments payable to Lessor hereunder, then in such event, the rental payable to Lessor hereunder shall increase by such amount. If additional rent is received over and above monthly rent for comparable space as a direct result from improvements paid for by Lessee, Lessee shall be entitled to such additional rent during the original term of this Lease, excluding any renewal options.

19.  HAZARDOUS MATERIALS

    (a) Lessee is in the business of handling materials in manufacturing. Lessee has no present intent to use or locate any Hazardous Materials on the Premises. Lessee shall hold Lessor harmless during the term of the Lease and thereafter from any and all lawsuits, claims or demands made by third parties, including governmental agencies, arising out of or connected with Lessee's use or handling of such Hazardous Materials which causes an unauthorized storage or contamination of the Premises, including but not limited to the presence, escape, seepage, spillage, discharge, emission or release on or under the Premises of any Hazardous Material. This hold harmless provision shall have the broadest legal interpretation possible, and includes the


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    payment of all Lessor's legal fees incurred in any action, demand or claim made by a third party for damages or for removal of such substances. If Lessor has reason to believe that Lessee is in breach of this subparagraph during the term of the Lease, or after its termination, Lessor may at reasonable times upon reasonable notice to Lessee enter the Premises to conduct soil tests or an environmental audit. If the tests or audit reveal a breach of this subparagraph, in addition to all of the remedies contained herein, Lessee shall be responsible to pay for the cost of such tests or audit.

    (b)  To the best of Lessor's knowledge:

         1. Neither Lessor nor any other person or entity has ever caused or permitted any Hazardous Material to be placed, held, located or disposed on, under or at the Premises, and the Premises has never been used as a dump site, permanent or temporary storage site, or transfer station for, and does not contain, any Hazardous Material.

         2. The current conditions of the Premises complies with all laws, regulations and decisions of any kind regarding Hazardous Material.

         3. There are no pending proceedings, and no condition exists that, with the passage of time, could give rise to any future liability to Lessee as a result of the present or past existence of any Hazardous Material on the Premises.

    These representations shall survive the voluntary or involuntary transfer of the Premises by Lessor and shall survive the termination of this Lease. Lessor acknowledges that Lessee has materially relied upon these representations in entering into this Lease.

    Lessor shall hold Lessee harmless during the term of the Lease and thereafter from any and all lawsuits, claims or demands made by third parties through the fault or willful neglect of Lessor, including governmental agencies, arising out of or connected with the presence, escape, seepage, leakage, spillage, discharge, emission or release on or under the Premises of any Hazardous Material, other than such caused by Lessee. This hold harmless provision includes the payment of all Lessee's legal fees incurred in any action, demand or claim made by a third party for damages or for removal of such substances other than those excepted herein. If Lessee has reason to believe that Lessor is in


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    breach of this subparagraph during the terms of the Lease or after its termination, Lessee may conduct soil tests or an environmental audit on the Premises. If the tests or audit reveal a breach of this subparagraph, Lessee may terminate this Lease, and in addition to all remedies contained herein, Lessor shall be responsible to pay for the costs of such tests or audit. Lessor's responsibility hereunder shall be limited to the condition of the soils created by Lessor, its predecessors, its agents or past Lessee's of the Premises.

    As used herein, "Hazardous Materials" means asbestos, ureaformaldehyde, or any hazardous, toxic, or dangerous waste, substance, or material detrimental to human health or safety or the environment, as defined by any federal, state or local law, regulation, or administrative or judicial decision, including but not limited to the Comprehensive Environmental response, Compensation, and Liability act, or any similar state, federal or local "Superfund".

20. LIENS AND INSOLVENCY

    Lessee shall keep the Leased Premises and the Property in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event Lessee becomes insolvent, voluntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of the Lessee, then the Lessor may cancel this Lease at Lessor's option.

21. ACCESS

    Lessee will allow Lessor or Lessor's agent free access at all reasonable times upon reasonable notice to said Premises for the purpose of inspection or of making repairs, additions, or alterations to the Premises or any property owned by or under the control of the Lessor, but this right shall not be construed as an agreement on the part of the Lessor to make any repairs. The Lessor shall have the right to place and maintain "For Rent" signs in a conspicuous place on said Premises for One Hundred Eighty (180) days prior to the expiration of this Lease.

22. SIGNS

    All signs and symbols placed in the windows or doors of the premises, or upon any exterior part of the building by the Lessee, shall be subject to the prior approval of the Lessor or Lessor's agent, which consent shall not be unreasonably


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    withheld.  Any signs so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, ad if not so removed by Lessee, then Lessor may have same so removed at Lessee's expense.

23. COSTS AND ATTORNEY FEES

    If by reason of any default on the part of either party, it becomes necessary for the other to employ an attorney, the prevailing party shall be entitled to reimbursement of reasonable attorney's fees, or in case of any suit to recover any rent due hereunder, or for breach of any provisions of this Lease or to recover possession of the Leased Premises, or if a party shall bring any action or any relief against the other declaratory or otherwise, arising out of this Lease, then and in any of such events the losing party shall pay the prevailing party a reasonable attorney fee and all costs and expenses expended or incurred by the prevailing party in connection with such default or action.

24. DEFAULT

    If any rents above reserved, or any part thereof, shall be and remain unpaid ten (10) days after written default notice to Lessee, or if Lessee shall fail to cure a default in any of the covenants and agreements herein contained 30 days after written notice, or if the default is such that it may not be cured within 30 days, if Lessee fails to commence to cure within 30 days and thereafter diligently prosecutes the cure to completion, then the Lessor may cancel this Lease in its entirety including but not limited to all options, upon giving notice required by law, and re-enter said Premises, but not withstanding such re-entry by Lessor, the liability of the Lessee for the rent and other obligations provided herein shall not be extinguished for the balance of the term of the Lease, and Lessee covenants and agrees to make good to Lessor any deficiency arising from a re-entry and reletting of the Premises at a lesser rental than therein agreed to. The Lessee shall pay such deficiency each month as the amount is ascertained by Lessor. In the event Lessor re-enters the Premises, the cost of restoration and placing the Premises in a condition suitable for tenancy shall be added to any deficiency arising from such re-entry (ordinary wear and tear excepted).

25. EMINENT DOMAIN


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    (a)  Total Condemnation - If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date title or possession shall be transferred to such proceeding, whichever shall first occur, and all rentals shall be paid up to that date and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease.

    (b) Partial Condemnation - If any part of the Leased Premises or the building in which the Leased Premises are situated shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose and in the event that such partial taking or condemnation shall render the Leased Premises unsuitable for the business of the Lessee, then the term of this Lease shall cease and terminate as of the date title or possession shall be transferred in such proceeding, whichever shall first occur, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is less than twenty percent (20%) of the premises and not extensive enough to render the Premises unsuitable for the business of the Lessee, then Lessor shall promptly restore the Leased Premises to a condition comparable to its condition at the time of such condemnation, less the portion lost and rental adjusted accordingly in the taking, and this Lease shall continue in full force and effect. If the parties are unable to agree on the issue of the suitability of the remaining portion of the Premises, the same shall be submitted to binding arbitration during which period the Lease shall remain in effect except that the rental shall be partially abated as herein set forth. Initially the parties shall attempt to agree upon one arbitrator.. Any arbitrator selected under this paragraph must be a commercial Realtor doing business in King County Washington. If the parties are unable to agree upon one arbitrator within fourteen (14) days, each party shall name one arbitrator and the two so selected arbitrators shall select a third arbitrator. If the two arbitrators fail to name a third arbitrator within a reasonable period of time, the third arbitrator shall be selected by the Presiding Judge of the Superior Court of the State of Washington for King County at the request of either Lessor or Lessee. The costs of arbitration shall be borne equally between the parties and the determination by the arbitrator shall be binding upon the parties and not subject to further legal proceedings.

    (c) Lessor's Damages- In the event of any condemnation or taking as hereinbefore provided, whether whole or partial,


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    the Lessee shall not be entitled to any part of the award, as damages or otherwise, for such condemnation, and Lessor is to receive the full amount of such award, the Lessee hereby expressly waiving an right of claim to any part thereof.

    (d) Lessee's Damages - Although all damages in the event of any condemnation are to belong to the Lessor, whether such damages are awarded as compensation or diminution of value of the Leasehold or the fee, Lessee shall have the right to claim and recover such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any condemnation for or on account of any cause or loss to which Lessee might be put in removing Lessee's inventory, Leasehold improvements or equipment.

26. WAIVER OF SUBROGATION

    Lessor hereby reLeases Lessee of and from every and all right, claim and demand that Lessor may hereafter have against Lessee, or Lessee's successors or assigns, arising out of or in connection with any loss or losses occasioned by fire and such perils as are included under the normal extended coverage clauses of fire insurance policies, and sustained by Lessor in or around the Premises. Lessee hereby releases Lessor from any and every right, claim and demand that Lessee may hereafter or in connection with any loss or losses occasioned by fire and such perils as are included in the normal extended coverage clauses of fire insurance policies, and does hereby waive all rights of subrogation in favor of insurance carriers against Lessor arising out of any losses occassioned by fire, and such perils as are included under the normal extended coverage clauses of fire insurance policies, and sustained by Lessee to its trade fixtures, equipment and inventory.

27. SUBORDINATION

    This Lease and the Leasehold improvements therein are subject to and are hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised Premises or the property of which the demised Premises are a part; provided however, that the mortgagee's beneficiaries or encumbrance holders shall agree to recognize the term of this Lease and not to disturb the tenancy created hereby. The Lessee agrees to execute, at no expense to the Lessor, instruments which may be needed, necessary or desirable by the Lessor which instruments shall effect the subordination of this Lease to any mortgage, deed of trust or encumbrance.

28. HOLDOVER

    If the Lessee shall, with the written consent of Lessor, hold over after the expiration of the term of this Lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the State of Washington. During such tenancy, Lessee agrees to pay to the Lessor one and one-half (1 1/2) times the rent for the last month of the base term, and to be bound by all the terms, covenants, and conditions as herein specified, so far as applicable.

29. ESTOPPEL CERTIFICATES

    Lessee agrees at any time and from time to time upon no less than twenty
    (20) days prior notice by Lessor to execute and deliver to Lessor a statement in writing, addressed to Lessor, certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that the same is in full force and effect as modified and stating modifications, stating the dates to which rental has been paid, and stating whether to the best knowledge of Lessee, there is any default under the terms and conditions of the Lease, and if so, specifying each such defect, it being intended that any such statement delivered pursuant hereto may be relied upon by Lessor and by mortgagee or prospective mortagee of any mortgage affecting the building or the building and the land.

30. ATTORNMENT

    If any proceedings are brought for the foreclosure of any encumbrance affecting the demised Premises, or the power of sale under any deed of trust made by Lessor covering the demised Premises, Lessee shall attorn to the Purchaser upon any such foreclosure of sale and recognize such Purchaser as Lessor under this Lease, provided however, that unless Lessee shall be in default, any such attornment or subordination as provided in this Lease shall not affect the possessory rights of Lessee under the terms of this Lease, and Lessee's use and quiet enjoyment of the premises shall continue undisturbed.

31. AUTHORITY OF PARTIES

    If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

32. GENERAL PROVISIONS

    (a) Waiver - the waiver by either party of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by either party shall not be deemed to be a waiver of any preceding breach by either party of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

    (b) Notices - All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by Lessor to Lessee shall be sent by United States Mail, postage prepaid, and certified with return receipt requested, addressed to Lessee at the Leased premises or to such other place as Lessee may from time to time designate in a notice to Lessor. All notices and demands by Lessee to Lessor shall be sent by United States Mail, postage prepaid, addressed to Lessor HRP PROPERTIES 1 at Post Office Box 700, Mercer Island, Washington, 98040, or to such other person or place as Lessor may from time to time designate in a notice to Lessee. Notices are effective three days after mailing.

    (c) Marginal Headings - The marginal headings and paragraph titles of this Lease are not a part of this Lease and shall have no effect on the construction or interpretation of any part hereof.

    (d) Time - Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

    (e) Successors and Assigns - The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

    (f) Recordation - Neither Lessor nor Lessee shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

    (g) Quiet Possession - Upon Lessee paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

    (h) Late Charges - Lessee hereby acknowledges that late payment by Lessee to Lessor of rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Lessee shall not be received by Lessor or Lessor's assignee, in the event of rent on the tenth (10th) of the month, or in the event of any other sum due within ten (10) days after written demand, then Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. However, if said period be extended beyond fifteen (15) days, then Lessee shall pay to Lessor a late charge equal to twelve percent (12%) per annum of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Lessor will incur by reason of the late payment by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

    (i) Prior Agreements - This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto to their respective successors of interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

    (j) Variation in Pronouns - All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, singular or plural as the identity of the person or persons may require.

    (k) Inability to Perform - This Lease and the obligations of the Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Lessor.

    (l) Separability - Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair, or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

    (m) Cumulative Remedies - No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

    (n) Choice of Law - This Lease shall be interpreted and governed by the laws of the State of Washington as they exist on even date.

    (o) Proportionate Share - For this Lease proportionate share to be 24.2% and will be adjusted for additional space or additional improvements if necessary.

33. LEASE OPTION

    Lessor grants Lessee a one-year option to this Lease at the same terms and conditions as this present Lease. Lessee must provide Lessor written notice to extend this Lease at least 180 days prior to the commencement of the option period, and Lessee must be current with all obligations under this Lease.

IN WITNESS THEREOF, the parties hereto have executed this Lease the day and year first above-written.

Lessor:                                Lessee:

H.R.P. PROPERTIES #1                   RODI POWER SYSTEMS, INC.


BY: /s/ John Pietromonaco              BY: /s/ Byron R.Spain
    --------------------------            --------------------------
    John Pietromonaco, Owner              Byron R.Spain
                                          Chief Executive Officer

STATE OF WASHINGTON  )
                        ss.
COUNTY OF KING       )

On this 13th day of September, 1993, before me the undersigned, a Notary Public in and for the State of Washington, duly commissioned and qualified, personally appeared JOHN PIETROMONACO individual that executed the within and foregoing instrument and acknowledged said instrument to be the free and voluntary act and deed of said Partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixes my official seal, the day and year first above written.


[SEAL]                                      /s/ Connie (illegible) Ball
                                            ----------------------------------
                                            NOTARY PUBLIC, in and for the
                                            State of Washington, residing
                                            in Bellevue.

STATE OF WASHINGTON  )
                        ss.
COUNTY OF KING       )

On this 11 day of September, 1993, before me the undersigned, a Notary Public in and for the State of WASHINGTON, duly commissioned and sworn, appeared Byron R. Spain, to me known to be the Chairman of Board of RODI Power Systems, Inc., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.


[SEAL]                                      /s/ Gwendolyn S. Spain
                                            ----------------------------------
                                            NOTARY PUBLIC, in and for the
                                            State of                         ,
                                                     ------------------------
                                            residing in                  .
                                                       ------------------

                                  LEGAL DESCRIPTION

Lots 23 and 24, Kent Valley Industrial Park, according to the plat recorded in Volume 97 of Plats, pages 30-31-32-33-34-35, in King County, Washington.


                                        [MAP]

                                  ADDENDUM OF LEASE




    This is an Addendum to the Lease dated September 10, 1995, between HRP PROPERTIES 1, referred to as "Lessor" ad RODI POWER SYSTEMS, INC., referred to as "lessee". By mutual agreement the parties agree to amend the Lease as follows:

    TERM. The Lease term will extend for an additional one year period. Therefore the Lease will now end September 30, 1996. This extension is the option period as mentioned in section 33 of the Lease.

    SECTION 34. If lessee contracts to Lease property of equal or greater Lease value from Lessor or its affiliates during the Lease term and chooses to vacate the premises, the Lessor agrees to reLease Lessee from the remaining term of the Lease without penalty.

    Except as herein above stated, all other covenants, agreements and stipulations of said Lease shall remain in full force and effect.



    In witness hereof, the parties have caused this agreement to be executed this 19TH day of July, 1995.





LESSOR:                                LESSEE:

H.R.P. PROPERTIES #1                   RODI POWER SYSTEMS, INC.


By: /s/ John Pietromonaco              By: /s/ Byron R. Spain
    ---------------------------           ---------------------------
     Manager

                               SECOND ADDENDUM OF LEASE




    This is the second Addendum to the Lease dated September 10, 1993 and amended July 19, 1995 between H.R.P. PROPERTIES #1, referred to as "Lessor" and RODI POWER SYSTEMS, INC., referred to as "Lessee." By mutual agreement the parties agree to amend the Lease as follows:



    TERM:     The Lease term will extend for an additional
              One year period. Therefore, the Lease will now end September 30, 1997.



    Except as hereinabaove stated, all other covenants, agreements and stipulations of said Lease and the first Addendum shall remain in full force and effect.



    IN WITNESS HEREOF, the parties have caused this agreement to be executed
this    22ND    day of May, 1996.




Lessor:                                Lessee:

H.R.P. PROPERTIES #1                   RODI POWER SYSTEMS, INC.


/s/ John Pietromonaco                  /s/ Byron Spain 5/17/96
-------------------------------        -------------------------------
    John Pietromonaco, Manager             Byron Spain